UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 17, 2015

USG Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8864	36-3329400
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 436-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On February 17, 2015, USG Corporation (the “Company”) issued a press release announcing the pricing of a private offering of $350 million aggregate principal amount of its 5.50% Senior Notes due 2025 (the “Notes”).  The Notes will be the unsecured obligations of the Company.  The Company’s obligations under the Notes will be guaranteed on a senior unsecured basis by certain of its domestic subsidiaries.  The offering of the Notes is expected to close on February 24, 2015.  A copy of the press release, which was issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Number	Exhibit
99.1	USG Corporation press release, dated February 17, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

USG CORPORATION

By:	/s/ Stanley L. Ferguson
	Name:	Stanley L. Ferguson
	Title:	Executive Vice President, General
Counsel and Secretary

Date:  February 17, 2015

EXHIBIT INDEX

Number	Exhibit
99.1	USG Corporation press release, dated February 17, 2015.